Exhibit 99.1

B2 Digital’s B2 Fighting Series to Kick Off 2023 in Kentucky on February 4

TAMPA, FL, January 5, 2023 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital, Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is excited to announce that the B2 Fighting Series (“B2FS”) is ready to get back in the cage to kick off a busy and action-packed 2023, starting with B2FS 178, live from the Paroquet Springs Conference Center in Shepherdsville, Kentucky, on Saturday, February 4, 2023.

What:	B2 Fighting Series 178, Amateur and Professional LIVE MMA
Where:	Paroquet Springs Conference Center in Shepherdsville, Kentucky
When:	Saturday, February 4, 2023. Doors open at 6pm ET. PPV Broadcast starts at 7pm ET.

Physical seats have nearly sold out, but tickets can still be purchased at the door. Interested fans will also be able to stream it live on Pay-Per-View on FITE TV or through the company's website here.

B2 matchmaker Brandon ‘Hardrock’ Higdon stated, “The B2 Fighting Series returns to action on February 4th for the big annual event that is known for great fights and huge crowds in Shepherdsville, KY. Atorion Cook and Jordan Gast will duke it out in the co-main event as a number-one contender matchup already signed on the card. Fans will also get to witness the debut of Derby City MMA female fighter Eden Alexander as she takes on Alabama’s Kaitlyn Abernathy in a much-anticipated battle. Many more fights are lining up for this major MMA event with tickets available at b2fs.com. Fans can also watch it live on worldwide PPV available at www.b2fs.com or on FITE TV. The B2 Fighting Series is kicking off for 2023. Don’t miss the start of it all!”

B2FS 178 is scheduled to be a big night of both professional and amateur MMA fights. The Company will release more details as key matchups are finalized.

“It’s exciting to open the B2 Fighting Series season for 2023 and to be back in action We are planning a promising year with a top schedule of fights and new product launches,” noted Greg P. Bell, Chairman, and CEO of B2 Digital. “Kentucky fans know what to expect from the B2FS and our top-tier stable of up-and-coming fighters who are ready to deliver a hard-hitting action-packed night to the great combat sports fans in Kentucky and around the world over our multi-faceted content distribution network.”

About B2Digital

B2Digital (OTC: BTDG) is the premier development league for mixed martial arts (“MMA”). The Company is primarily engaged with scheduling, organizing, and producing live MMA events, marketing those events, and generating both live audience and PPV ticket sales, as well as creatively marketing the archived content generated through its operations in this segment. The Company also plans to generate additional revenues over time from endorsement deals with global brands as its audience grows. The B2 Fighting Series is licensed in 20 US states to operate LIVE MMA Fights. Most B2 Fighting Series events sell out at the gate. The Company now operates at a pace of more than 40 events per year.

For more information about B2Digital, visit the Company’s website at www.B2FS.com.

B2Digital has a growing social media presence. Follow us on:

Twitter: @B2digitalOTC

Facebook: https://m.facebook.com/b2digitalotc/

B2Digital: MMA’s Premier Development League

www.B2FS.com

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:

information@b2fs.com

Public Relations:

Tiger Marketing & Branding Agency
info@TigerGMP.com

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